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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIER EVENT REPORTED):
                                 MARCH 26, 1996

                            ------------------------

                            THE WALT DISNEY COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE

                    (State or Jurisdiction of Incorporation)

        1-11605                      95-4545390
(Commission File Number)  (IRS Employer Identification No.)

500 SOUTH BUENA VISTA STREET, BURBANK, CALIFORNIA    91521
    (Address of Principal Executive Offices)       (Zip Code)

                                 (818) 560-1000
                        (Registrant's Telephone Number)

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
ITEM 5.  OTHER EVENTS

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements are based upon the consolidated financial statements of Disney Enterprises, Inc. ("Old Disney"), which prior to the acquisition (the "Acquisition") of Captial Cities/ABC, Inc. ("Capital Cities") was known as the "The Walt Disney Company," and Capital Cities, combined and adjusted to give effect to the Acquisition. As a result of the Acquisition, all of the outstanding shares of Capital Cities common stock ("Capital Cities Common Stock") was converted into the right to receive 154.6 million shares of common stock ("Disney Common Stock") of The Walt Disney Company ("Disney"), which prior to the Acquisition was known as "DC Holdco, Inc.," and $10.1 billion in cash.

    The following unaudited pro forma combined condensed statements of income for the three months ended December 31, 1995 and the year ended September 30, 1995 give effect to the Acquisition as if it had occurred at the beginning of each period presented. The unaudited pro forma combined condensed statement of income for the three months ended December 31, 1995 was prepared based upon the unaudited consolidated statements of income of Old Disney and Capital Cities for the three months ended December 31, 1995. The unaudited pro forma combined condensed statement of income for the year ended September 30, 1995 was prepared based upon the audited consolidated statement of income of Old Disney for the year ended September 30, 1995 and the unaudited consolidated statements of income of Capital Cities for the nine months ended October 1, 1995 and the three months ended December 31, 1994.

    The following unaudited pro forma combined condensed balance sheet as of December 31, 1995 gives effect to the Acquisition as if it had occurred on such date and was prepared based upon the unaudited consolidated balance sheets of Old Disney and Capital Cities as of December 31, 1995.

    These unaudited pro forma combined condensed financial statements and the notes thereto should be read in conjunction with the Old Disney and Capital Cities audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are included in the reports of Old Disney and Capital Cities that are filed pursuant to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The unaudited pro forma combined condensed financial statements are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the Acquisition occurred at the beginning of the periods presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

    The unaudited pro forma adjustments are based upon information set forth in the Prospectus of Disney and Old Disney, dated March 7, 1996 or the Joint Proxy Statement/Prospectus of Old Disney and Capital Cities, dated November 13, 1995 and the Supplement to the Joint Proxy Statement/Prospectus, dated February 9, 1996, or included in the reports of Old Disney and Capital Cities that are filed pursuant to the informational requirements of the Exchange Act, and certain assumptions included in the notes to the unaudited pro forma combined condensed financial statements. Disney believes the pro forma assumptions are reasonable under the circumstances. In addition, as of the date hereof, Disney believes that the unaudited pro forma combined condensed financial statements reflect the impact on the operations and liquidity of Disney of all material events or changes expected to result from the Acquisition.

    The Acquisition will be accounted for by the purchase method of accounting. Accordingly, Disney's cost to acquire Capital Cities (the "Purchase Consideration") of $18.9 billion at December 31, 1995 will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess Purchase Consideration being allocated to goodwill. The Disney Common Stock that is included in the Purchase Consideration is valued at the approximate market price of Old Disney's common stock ($57 per share) when the transaction was announced. The final allocation of the Purchase Consideration is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying unaudited pro forma combined

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condensed financial statements. Accordingly, the purchase allocation adjustments made in connection with the development of the unaudited pro forma combined condensed financial statements are preliminary and have been made solely for the purpose of developing such unaudited pro forma combined condensed financial statements.

    The $16.1 billion pro forma excess of the Purchase Consideration over tangible net assets acquired as of December 31, 1995 is being amortized over 40 years at a rate of $402 million per year, in accordance with generally accepted accounting principles, which require that acquired intangible assets be amortized over periods not to exceed 40 years. Disney believes that the intangible assets acquired, representing principally the franchises and trademarks of Capital Cities, represent scarce assets with indefinite lives, which have historically appreciated in value over time. In addition, the Acquisition will permit the continued expansion of current lines of business, as well as the development of new businesses, via the cross promotion of the well known franchises, trademarks and products of Old Disney and Capital Cities. Disney believes it will benefit from the Acquisition for an indeterminable period of time of at least 40 years and, therefore, a 40-year amortization period is appropriate. After consummation of the Acquisition, Disney will complete the valuations and other studies of the significant assets, liabilities and business operations of Capital Cities. Using this information, Disney will make a final allocation of the Purchase Consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. Disney believes that any significant allocation of excess Purchase Consideration to intangible assets other than goodwill will be amortized over periods approximating 40 years.

    Disney will perform periodic reviews of the goodwill and other intangible assets arising from the Acquisition, to ensure that they are carried at recoverable amounts in light of current business conditions.

    The   future  results  of  operations   of  Disney  will  reflect  increased
amortization of intangible assets, increased interest expense and a higher effective income tax rate, since a significant portion of the consideration to be received by Capital Cities shareholders as a result of the consummation of the Acquisition will be non-deductible for tax purposes. The future financial position of Disney will reflect increased intangible assets as described above, increased borrowings and increased stockholders' equity resulting from the issuance of Disney Common Stock to shareholders of Capital Cities. See "Notes to Unaudited Pro Forma Combined Condensed Financial Statements."

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
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                                                                  THREE MONTHS ENDED DECEMBER 31, 1995
                                                              ---------------------------------------------
                                                                   HISTORICAL
                                                              --------------------         PRO FORMA
                                                                           CAPITAL   ----------------------
                                                              OLD DISNEY   CITIES    ADJUSTMENTS   COMBINED
                                                              ----------   -------   -----------   --------
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues....................................................    $3,818     $ 2,057                  $5,875
Costs and Expenses..........................................     2,850       1,644      $ (57)(a)    4,437
Depreciation................................................       115          30                     145
Amortization of Intangible Assets...........................                    17         84(b)       101
                                                              ----------   -------      -----      --------
Operating Income............................................       853         366        (27)       1,192
General and Administrative Expenses.........................        54                                  54
Interest Expense (Income), Net..............................        13          (5)       170(c)       178
Other Expense (Income), Net.................................        22         (65)                    (43)
                                                              ----------   -------      -----      --------
Income Before Income Taxes..................................       764         436       (197)       1,003
Income Taxes................................................       268         201        (44)(d)      425
                                                              ----------   -------      -----      --------
Net Income..................................................    $  496     $   235      $(153)      $  578
                                                              ----------   -------      -----      --------
                                                              ----------   -------      -----      --------
Earnings Per Share..........................................    $ 0.93     $  1.53                  $ 0.84(e)
                                                              ----------   -------                 --------
                                                              ----------   -------                 --------
Average Number of Common and Common Equivalent Shares
 Outstanding................................................       534         154                     689(e)
                                                              ----------   -------                 --------
                                                              ----------   -------                 --------

                                                                       YEAR ENDED SEPTEMBER 30, 1995
                                                              -----------------------------------------------
                                                                   HISTORICAL
                                                              ---------------------          PRO FORMA
                                                                            CAPITAL   -----------------------
                                                              OLD DISNEY    CITIES    ADJUSTMENTS   COMBINED
                                                              -----------   -------   -----------   ---------
                                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues....................................................    $12,112     $ 6,796                  $18,908
Costs and Expenses..........................................      9,233       5,273      $ (34)(a)    14,472
Depreciation................................................        433         111                      544
Amortization of Intangible Assets...........................                     64        344(b)        408
                                                              -----------   -------      -----      ---------
Operating Income............................................      2,446       1,348       (310)        3,484
General and Administrative Expenses.........................        184          44                      228
Interest Expense (Income), Net..............................        110          (4)       682(c)        788
Other Expense, Net..........................................         35           2                       37
                                                              -----------   -------      -----      ---------
Income Before Income Taxes..................................      2,117       1,306       (992)        2,431
Income Taxes................................................        737         572       (253)(d)     1,056
                                                              -----------   -------      -----      ---------
Net Income..................................................    $ 1,380     $   734      $(739)      $ 1,375
                                                              -----------   -------      -----      ---------
                                                              -----------   -------      -----      ---------
Earnings Per Share..........................................    $  2.60     $  4.77                  $  2.01(e)
                                                              -----------   -------                 ---------
                                                              -----------   -------                 ---------
Average Number of Common and Common Equivalent Shares
 Outstanding................................................        530         154                      685(e)
                                                              -----------   -------                 ---------
                                                              -----------   -------                 ---------

   See notes to unaudited pro forma combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                           AS OF DECEMBER 31, 1995
                                                              -------------------------------------------------
                                                                   HISTORICAL
                                                              ---------------------           PRO FORMA
                                                                            CAPITAL   -------------------------
                                                              OLD DISNEY    CITIES     ADJUSTMENTS    COMBINED
                                                              -----------   -------   -------------   ---------
                                                                                (IN MILLIONS)
ASSETS
  Cash and Cash Equivalents.................................    $   997     $ 1,327      $(1,824)(a)   $   500
  Investments...............................................        614         101         (600)(b)       115
  Receivables...............................................      2,416       1,193                      3,609
  Inventories...............................................        784                                    784
  Film and Television Costs.................................      2,297         699                      2,996
  Theme Parks, Resorts and Other Property, Net..............      6,440       1,306                      7,746
  Intangible Assets, Net....................................                  2,110       13,988(c)     16,098
  Other Assets..............................................      1,728         880                      2,608
                                                              -----------   -------   -------------   ---------
                                                                $15,276     $ 7,616      $11,564       $34,456
                                                              -----------   -------   -------------   ---------
                                                              -----------   -------   -------------   ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts and Taxes Payable and Other Accrued
   Liabilities..............................................    $ 3,360     $ 1,623      $  (381)(d)   $ 4,602
  Borrowings................................................      2,775         522        8,071(e)     11,368
  Other Liabilities.........................................      2,017         533                      2,550
  Stockholders' Equity......................................      7,124       4,938        3,874(f)     15,936
                                                              -----------   -------   -------------   ---------
                                                                $15,276     $ 7,616      $11,564       $34,456
                                                              -----------   -------   -------------   ---------
                                                              -----------   -------   -------------   ---------

   See notes to unaudited pro forma combined condensed financial statements.

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                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS
                         (TABULAR DOLLARS IN MILLIONS)

    The unaudited pro forma combined condensed financial statements reflect the conversion of each outstanding share of Capital Cities Common Stock (154.6 million shares as of February 9, 1996, the effective date of the Acquisition) into 154.6 million shares of Disney Common Stock and $10.1 billion in cash.

The Purchase Consideration is detailed as follows:
  Cash................................................................  $10,049
  Disney Common Stock.................................................    8,812
  Settlement of certain benefit plans (1).............................       65
                                                                        -------
Total Purchase Consideration..........................................   18,926
Less: Capital Cities tangible net assets as of December 31, 1995......    2,828
                                                                        -------
Excess of Purchase Consideration over tangible net assets acquired....  $16,098
                                                                        -------
                                                                        -------

------------------------
(1) As a result of the Acquisition, certain Capital Cities benefit plans became fully vested and the related benefits became immediately payable in a single lump-sum distribution. In addition, the Acquisition results in accelerated vesting of Capital Cities Options which, for purposes of these pro forma combined condensed financial statements, are assumed to be settled in cash. The amount included in the Purchase Consideration reflects total estimated payments of $446 million, less related amounts accrued at December 31, 1995 of $327 million, and less estimated income tax benefits of $54 million.

    Acquisition expenses, including debt issuance costs, are not expected to be material and, accordingly, have not been included in the unaudited pro forma combined condensed financial statements.

    Transactions between Old Disney and Capital Cities have not been eliminated from the unaudited pro forma combined condensed financial statements, as the amounts are immaterial in the periods presented.

    The impact on Disney's financial position from the disposition of its investment in KCAL-TV and from the disposition of either Capital Cities' newspaper or radio station operations in Detroit and Dallas/Fort Worth is not expected to be material and, accordingly, has not been reflected in the unaudited pro forma combined condensed financial statements.

    Certain reclassifications have been made to Old Disney's and Capital Cities' historical consolidated financial statements to set forth the unaudited pro forma combined condensed financial statements of Disney after giving effect to the Acquisition.

    Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma combined condensed statements of income reflect the following:

        (a) Elimination of merger costs which are assumed to have been incurred prior to the Acquisition.

        (b) Amortization of the excess of Purchase Consideration over tangible net assets acquired on a straight-line basis over 40 years, net of elimination of Capital Cities' historical amortization of excess acquisition costs over the values assigned to tangible net assets acquired in prior acquisitions.

        (c) Increase in interest expense resulting from the use of new borrowings to finance a portion of the Purchase Consideration and reduction in investment and interest income, resulting from the use of certain short-term investments and cash to fund partial payment of the Purchase Consideration. The interest rate on new borrowings of $8.1 billion is assumed to be 6.5%.

        (d) Income tax effect of pro forma adjustments, excluding amortization of the excess of the Purchase Consideration over tangible net assets acquired, which is non-deductible for tax purposes.

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        (e)  Earnings per share based upon the weighted average number of shares of Old Disney common stock and common equivalent shares outstanding for the periods presented, including the shares of Disney Common Stock assumed to be issued in connection with the Acquisition, as if they had been issued at the beginning of the periods presented.

    Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma combined condensed balance sheet reflect the following:

        (a) Liquidation of certain cash balances to fund partial payment of the Purchase Consideration.

        (b) Liquidation of certain short-term investments to fund partial payment of the Purchase Consideration.

        (c) Excess of Purchase Consideration over net assets acquired, net of Capital Cities' historical excess of purchase consideration over the values assigned to tangible net assets acquired in prior acquisitions.

        (d) Liquidation of accrued liabilities related to the cash settlement of certain Capital Cities benefit plans and recording of income tax benefits related to the distribution of accelerated benefits.

        (e) New borrowings to finance the cash portion of the Purchase Consideration and the cash settlement of certain Capital Cities benefit plans.

        (f) Cancellation of Old Disney treasury stock, elimination of Capital Cities stockholders' equity, and issuance of 154.6 million shares of Disney Common Stock.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE WALT DISNEY COMPANY

Date: March 25, 1996                      By:       /s/  DAVID K. THOMPSON

                                          --------------------------------------
                                                      David K. Thompson
                                            Senior Vice President -- Assistant
                                                       General Counsel

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